EXHIBIT 10.1

SECOND AMENDMENT

to that certain

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT, dated as of December 16, 2010 (this “Amendment”), is made in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of December 31, 2009 (the “Credit Agreement”), among Columbus McKinnon Corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), the lending institutions party thereto (the “Lenders”), and  Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are willing to amend certain terms and provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Amendments to the Credit Agreement.

(a)           Section 7.03(j) of the Credit Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

“(j)             (i) Indebtedness of the Company in respect of the Senior Subordinated Notes and (ii) upon repayment of the Senior Subordinated Notes, additional unsecured Indebtedness consisting of notes issued in a Rule 144 offering in an aggregate principal amount not to exceed $175,000,000, so long as (A) the documents relating to such additional Indebtedness are provided to the Administrative Agent prior to the closing of the incurrence of such Indebtedness (with drafts to be provided a reasonable time in advance of such closing) and (B) such documents, and the terms and conditions of such additional Indebtedness (including the subordination terms with respect to any subordinated Indebtedness), are acceptable to the Administrative Agent;

(b)           Sections 7.06(f) and 7.06(g) of the Credit Agreement are hereby amended by replacing the text “Senior Subordinated Notes” contained therein with following text:  “Indebtedness permitted under Section 7.03(j)”.

(c)           Section 7.11(b) of the Credit Agreement is hereby amended and restated so that it reads, in its entirety, as follows.

“(b)           Total Leverage Ratio.  Permit the Total Leverage Ratio, as at the end of any fiscal quarter, to be greater than (i) for each of the fiscal quarters ending on or about December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, 3.75:1, (ii) for the fiscal quarter ending on or about December 31, 2010, 4.00:1, (iii) for the fiscal quarter ending on or about March 31, 2011, 3.75:1 and (iv) for the fiscal quarter ending on or about June 30, 2011 and for each fiscal quarter ending thereafter, 3.50:1.”

(d)           Section 7.12 of the Credit Agreement is hereby amended and restated so that it reads, in its entirety, as follows:

7.12           Modifications of Certain Documents; Designation of Senior Debt.  Consent to any amendment or modification of or supplement to any of the provisions of any documents or agreements evidencing or governing the Indebtedness permitted under Section 7.03(j) or any other existing Indebtedness set forth on Schedule 7.03.  The Loan Parties will designate the Credit Agreement and the Obligations hereunder as “Designated Senior Indebtedness” under the Senior Subordinated Note Indenture and any other document governing any other subordinated indebtedness incurred pursuant to Section 7.03(j), and will not designate any other Indebtedness as “Designated Senior Indebtedness” under the Senior Subordinated Note Indenture or any other document governing any other subordinated indebtedness incurred pursuant to Section 7.03(j) without the consent of the Administrative Agent.

§2.           Consent to Sale of Business.  The Administrative Agent and the Lenders hereby consent to the Company’s sale of all or any portion of the equity interests in, or all or any portion of the assets of, the business previously identified to the Administrative Agent prior to the date hereof (“Business”), in each case, free and clear of the liens and security interests held by the Administrative Agent in the equity interests in, and assets of, Business; provided that (i) the terms and conditions of such sale are reasonably acceptable to the Administrative Agent, (ii) the Company certifies to the Administrative Agent that, at the time of such sale, no Default or Event of Default shall have occurred and be continuing, and (iii) such sale is consummated on or prior to December 31, 2011 or such later date as is reasonably acceptable to the Administrative Agent.  The Administrative Agent and the Lenders further agree that, upon consummation of such sale, (i) so long as all of the equity interests in, or all of the assets of, Business are disposed of by the Company, Business shall be released from the Guaranty and (ii) the Administrative Agent is authorized by the Lenders to deliver any and all documents needed to evidence the release of any security interest in the equity interests in, and/or assets of, Business held by the Administrative Agent and the Lenders, and the Administrative Agent is authorized to deliver any release of Guaranty by Business.

§3.           Lender Consents in Regard to Certain Transactions.  Notwithstanding anything to the contrary contained in the Credit Agreement, the Administrative Agent and the Lenders agree as follows:

(a)           Notwithstanding anything contained in Section 2.06(b) of the Credit Agreement, the Company shall not be required to apply the Net Cash Proceeds of the sale of Business described in Section 2 hereof to prepay the Loans or reduce the Aggregate Commitments.

(b)           Notwithstanding anything contained in Section 2.06(d) of the Credit Agreement, the Company shall not be required to apply the proceeds of the Indebtedness incurred pursuant to Section 7.03(j)(ii) (as amended hereby) to prepay the Loans or reduce the Aggregate Commitments.

(c)           Notwithstanding anything contained in Section 7.02 of the Credit Agreement, the Company shall be permitted to make an Investment, in an amount expected to be in the range of $30,000,000 to $40,000,000 (but not in excess of $40,000,000) net of acquired cash and marketable securities, consisting of the acquisition of certain Persons or assets previously identified to the Administrative Agent prior to the date hereof; provided that (i) the terms and conditions of such Investment are reasonably acceptable to the Administrative Agent, (ii) the Company certifies to the Administrative Agent that, at the time of such Investment, no Default or Event of Default shall have occurred and be continuing, and (iii) such Investment is consummated on or prior to December 31, 2011 or such later date as is reasonably acceptable to the Administrative Agent.

§4.           Affirmation and Acknowledgment.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.  Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guaranty remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations under the Loan Documents.  Each Borrower and each Guarantor hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and the Guarantors, as security for the Obligations.

§5.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders as follows:

(a)           The execution and delivery by each Borrower and each Guarantor of this Amendment, and the performance by each Borrower and each Guarantor of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of each Borrower and each Guarantor and have been duly authorized by all necessary corporate proceedings on behalf of each Borrower and each Guarantor, and do not contravene any provision of law, statute, rule or regulation to which any Borrower or any Guarantor is subject or any Borrower’s or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Borrower or any Guarantor.

(b)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrowers and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of this Amendment and the Credit Agreement, as amended hereby.

(d)           The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e)           The Borrowers have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§6.           Conditions to Effectiveness.  The Administrative Agent and the Company agree that this Amendment shall become effective as of the date first written above upon the receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the Company, the Guarantors, the Administrative Agent and the Required Lenders.

§7.           Expenses.  Borrowers agree to pay to the Administrative Agent upon written demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel). Amounts payable pursuant to this Section 7 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein

§8.           Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect without modification or waiver.

(b)           This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Documents and be secured by the collateral security for the Obligations.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)           This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail in portable document format (.pdf) shall be equally effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BORROWERS

COLUMBUS MCKINNON CORPORATION

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President-Finance
Chief Financial Officer

GUARANTORS

YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Karen L. Howard
Name: Karen L. Howard
Title: Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Colleen M. O’Brien
Name: Colleen M. O’Brien
Title: SVP

BANK OF AMERICA, N.A.
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Colleen M. O’Brien
Name: Colleen M. O’Brien
Title: SVP

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Karen L. Mikols
Name: Karen L. Mikols
Title: Authorized Officer

RBS CITIZENS BANK, N.A., as a Lender

By:	/s/ Andrew M. Constantino
Name: Andrew M. Constantino
Title: Vice President

M&T BANK, as a Lender

By:	/s/ Lon C. Gondek
Name: Lon C. Gondek
Title: Vice President

PNC BANK, N.A., as a Lender

By:	/s/ James F. Stevenson
Name: James F. Stevenson
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ John Toronto
Name: John Toronto
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate